First Merchants Corporation

3rd Quarter 2010
Earnings Call

October 28, 2010

Michael C. Rechin
President
and Chief Executive Officer

Forward-Looking Statement

The Corporation may make forward-looking statements about its relative business outlook. These forward-looking statements and all other statements made during this meeting that do not concern historical facts are subject to risks and uncertainties that may materially affect actual results.

Specific forward-looking statements include, but are not limited to, any indications regarding the financial services industry, the economy and future growth of the balance sheet or income statement.

Please refer to our press releases, Form 10-Qs and 10-Ks concerning factors that could cause actual results to differ materially from any forward-looking statements.

3rd Quarter 2010 Highlights
▪ Third quarter earnings of $765,000, or $.02 per
 common share
▪ Year-to-date earnings of $9.2M, or $.38 per common
 share
▪ Quarterly normalized pre-tax, pre-provision  earnings
 remains strong at $17.0M
▪ Quarterly operating expense levels declined by
 $3.9M from last year to $35.1M
▪ Loan loss reserve ample for projected future
 losses at 2.86% of total loans

Mark K. Hardwick
Executive Vice President
and Chief Financial Officer

    2008  2009 Q1-’10 Q2-’10 Q3-’10
1. Investments  $ 482 $ 563 $ 639 $ 646 $ 702
2. Loans 3,722 3,278 3,138  3,059 2,929
3. Allowance (50) (92) (89) (87) (84)
4. CD&I & Goodwill  166 159 158 156 155
5. BOLI 93  95 95 96 96
6. Other 371 478 435 313 382
7. Total Assets $4,784  $4,481 $4,376 $4,183 $4,180
($ in Millions)
TOTAL ASSETS

Loan Composition (as of 9/30/10)
YTD Yield = 5.69%
Total = $2.9B
LOAN AND CREDIT DETAIL

INVESTMENT PORTFOLIO
(as of 9/30/10)
▪ $702 Million Balance
▪ Average duration of 4.1 years
▪ Tax equivalent yield of 4.38%
▪ No private label MBS exposure
▪ Trust Preferred Pools with book balance of
 $5.7 million and a market value of $1.0 million
▪ Net unrealized gain of the entire portfolio
 totals $27.3 million

    2008  2009 Q1-’10  Q2-’10 Q3-’10
1. Customer Non-Maturity
  Deposits  $1,858 $2,042 $2,000 $1,976 $2,050
2. Customer Time Deposits 1,384 1,220 1,167 1,090 1,036
3. Brokered Deposits 477 275 231 195 168
4. Borrowings 507 339 320 292 288
5. Other Liabilities  51  30 58 31 34
6. Hybrid Capital 111 111 111 142 142
7. Preferred Stock (CPP) -  112 113 68 68
8. Common Equity  396 352 376 389 394
9. Total Liabilities and Capital $4,784  $4,481 $4,376 $4,183 $4,180
($ in Millions)
TOTAL LIABILITIES AND CAPITAL

YTD Cost = 1.49%
40%
23%
21%
11%

   2008  2009 Q1-’10  Q2-’10 Q3-’10
1. Total Risk-Based
  Capital Ratio  10.24%  13.04%  14.44% 14.72% 15.52%
2. Tier 1 Risk-Based
  Capital Ratio  7.71% 10.32% 11.65% 11.88% 12.63%
3. Leverage Ratio 8.16% 8.20% 9.13% 9.21% 9.66%
4. TCE/TCA  5.01% 4.54% 5.27% 5.88% 6.02%
CAPITAL RATIOS

$3,463
$4,245
$3,956
$3,869
― Net Interest Margin
3.82%
3.90%
3.84%
3.74%
$3,791
3.93%
NET INTEREST MARGIN

    2008  2009 Q1-’10  Q2-’10  Q3-’10
1. Service Charges on Deposit
  Accounts  $13.0 $15.1 $ 3.3 $ 3.5 $ 3.4
2. Trust Fees  8.0 7.4 2.1 2.0 1.8
3. Insurance Commission Income 5.8 6.4 2.0 1.5 1.5
4. Cash Surrender Value of Life Ins  (0.3)  1.6 0.5 0.5 0.5
5. Gains on Sales Mortgage Loans  2.5  6.8 1.1 1.2 2.1
6. Securities Gains/Losses (2.1) 4.4 1.3 (0.1) (0.7)
7. Other  9.5 9.5 2.7 2.3 2.4
8. Total $36.4 $51.2 $13.0 $10.9 $11.0
9. Adjusted Non-Interest Income1 $38.5 $46.5 $11.7 $11.0 $11.7
1Adjusted for Bond Gains & Losses and one-time mortgage sale
($ in Millions)
NON-INTEREST INCOME

NON-INTEREST EXPENSE
   2008  2009 Q1-’10  Q2-’10  Q3-’10
1. Salary & Benefits $63.0  $76.3 $17.6 $17.9 $18.1
2. Premises & Equipment 14.4  17.9 4.7 3.9 4.4
3. Core Deposit Intangible  3.2  5.1 1.2 1.2 1.2
4. Professional Services 2.6 4.4 1.5 1.3 0.4 1
5. OREO/Credit-Related Expense  2.8 9.8 2.7 1.5 3.0 1
6. FDIC Expense 1.7 10.4 1.7 2.3 2.1
7. FHLB Prepayment Penalties  - 1.9  -   -   -
8. Outside Data Processing 4.1 6.2 1.3 1.3 1.3
9. Marketing 2.3 2.1 0.4 0.5 0.5
10. Other 14.7 17.5 3.6 4.4 4.1
11. Total $108.8  $151.6 $34.7 $34.3 $35.1
12. Adjust Non-Interest Expense2 $106.0 $134.7 $31.0 $31.9 $31.9
1Credit-Related Professional Services are now included in OREO/Credit-Related Expenses
2Adjusted for the FDIC Special Assessment, FHLB Prepayment Penalties & OREO Expense & Credit
 Related Professional Services
($ in Millions)

  2008  2009  Q1-’10 Q2-’10 Q3-’10
1. Net Interest Income-FTE  $133.1 $159.1 $37.8 $37.7 $37.2
2. Non Interest Income1 38.5 46.5 11.7 11.0 11.7
3. Non Interest Expense2  106.0 134.7 31.0 31.9 31.9
4. Pre-Tax Pre-Provision Earnings $ 65.6 $ 70.9 $18.5 $16.8 $17.0
5. Provision (28.2) (122.2) (13.9) (15.0) (10.5)
6. Adjustments (5.0) (12.1) (2.3) (2.6) (3.9)
7. Taxes - FTE (11.8) 22.7 (0.7) 0.4 (0.9)
8. Gain on Exchange of Preferred
 Stock for Trust Preferred Debt -  -   -  10.1  -
9.   CPP Dividend  -  (5.0) (1.5) (1.4) (0.9)
10.      Net Income Avail. for Common
 Stockholders $20.6 ($45.7) $ .1 $ 8.3 $ .8
11.      EPS $1.14 ($2.17) $.01 $ .35 $.02
1Adjusted for Bond Gains & Losses and one-time mortgage sale
2Adjusted for the FDIC Special Assessment, FHLB Prepayment Penalties & OREO
 Expense & Credit-Related Professional Services
($ in Millions except in per share data)
EARNINGS

John J. Martin
Senior Vice President
and Chief Credit Officer

3rd Quarter Highlights
PORTFOLIO OVERVIEW
▪ Non-accrual loans declined 18% from $120.2 to $98.6 million at
 9/30/10.
▪ Allowance for Loan and Lease Losses held at 2.86% of total loans.
 Allowance coverage to Non-Accrual Loans increased to 85%.
▪ 30-89 day delinquent loans down to $23.8 million from $32 million at
 6/30/10. Continued improvement from high of $54.1 million at
 09/30/09.
▪ 90+ day delinquent loans increased to $5.3 million from $4.5 million.
▪ Restructured loans increased from $1.7 million to $5.3 million.
▪ Total Non-performing assets plus 90+ day delinquent loans decreased to $130.8 million from $146.5 million at 06/30/10. Down from peak of
 $156.1 million at 09/30/09.

($ in millions)
NON-ACCRUAL LOANS

NON-ACCRUAL TREND

($ in millions)
Industry:
▪ Wholesale Food Processor and Distributor
▪ Residential Land Development
▪ Commercial Office
▪ Self Storage
▪ Lessor of Residential Real Estate
▪ Rehabilitation and Lessor of Residential Real
 Estate
Total New Non-Accrual Greater than $500,000
$3.774
.675
.665
.647
.550
.524
$6.835
LARGEST NEW NON-ACCRUAL LOANS

OTHER REAL ESTATE OWNED

LOAN DELINQUENCY TRENDS

($ in millions)
Beginning Period:

Beginning Balance NPAs & 90+Days Past Due
Non-Accrual
 Add: New NPLs
 Less: To Accrual/Payoff/Restructured
 Less: To ORE
 Less: Charge-offs (includes write downs fro transfer to ORE
 Non-Accrual Loans
Other Real Estate Owned (ORE)
 Add: New ORE Properties
 Less: ORE Sold
 Less: ORE Losses (write-downs)
 ORE
 90 Days Past Due
 Restructured/Renegotiated Loans
Total NPA Change
Ending Balance NPAs & 90+ Days Past Due
Ending Period
 Q2 Q3
3/31/2010 6/30/2010
 $ 144.6   $ 146.5
 $ 27.3 $ 15.5
 (8.3) (18.6)
 (4.0) (6.7)
 (17.7) (11.8)
  ($ 2.7) ($ 21.6)
 $ 4.0 $ 6.6
 (0.2) (3.8)
 (1.9) (1.4)
 $ 1.9 $ 1.4
 $ 1.9 $ 1.4
 $ 0.8 $ 3.7
 $ 1.9 ($ 15.7)
 $ 146.5 $ 130.8
6/30/2010 9/30/2010
NON-PERFORMING ASSET RECONCILIATION

CHARGE-OFF TREND

ALLOWANCE COVERAGE TO NON-ACCRUAL LOANS

CREDIT COSTS OVER TIME

Michael C. Rechin
President
and Chief Executive Officer

Overview of Operating Strategy
and Tactics
“Strengthen and Grow”
▪ Solidify brand position as community bank
 competing primarily in consumer, small business,
 and middle market
▪ Continue to improve asset quality, reduce credit
 costs, and maximize resolutions
▪ Preserve margin while intensifying revenue activity
 using market coverage tactics
▪ Implement systems to standardize and accelerate
 small business opportunities

Contact Information
First Merchants Corporation common stock is
traded on the NASDAQ Global Select Market
under the symbol FRME.
Additional information can be found at
www.firstmerchants.com
Investor inquiries:
David L. Ortega
Investor Relations
Telephone: 765.378.8937
dortega@firstmerchants.com